UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2008

COMMUNITY BANK SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214-1883
(Address of principal executive offices)		(Zip Code)

 (315) 445-2282
(Registrant's telephone number, including area code)

_________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

    ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Appointment of Directors.

Community Bank System, Inc. (“Company”) announced that its Board of Directors increased the size of the Company’s Board and appointed two new independent directors to the Company’s Board at a meeting on November 18, 2008 based upon the recommendation of the Nominating and Corporate Governance Committee.  The appointment of James W. Gibson, Jr., CPA and James A. Wilson, CPA, CFE to the Board will be effective January 1, 2009.  The Company’s Nominating and Corporate Governance Committee had reviewed candidates who would meet the independence standards of the New York Stock Exchange and enhance the level of certain identified skills and experience on the Board before recommending the appointment of the new directors.

Mr. Gibson recently served as a Partner in KPMG, LLC, a global network of professional services firms providing audit, tax and advisory services, in New York City.  During his more than 35 year career with KPMG, he was responsible for audit and financial service oversight for the Firm’s world-wide, national and regional banking and financial service clients.  Gibson is a Certified Public Accountant and has memberships with numerous professional organizations, including the American Institute of Certified Public Accountants, the Community Banker's Association of New York State and the Independent Bankers Association of New York.  He earned a bachelor’s degree in accounting from the University of Florida.

Mr. Wilson served as a Partner for Parente Randolph, LLC, one of the top 35 accounting and consulting firms in the United States, in its Wilkes-Barre, PA office through April 2008.  He previously served as Director for the School of Accounting for the International Correspondence School in Scranton, PA.  He is a member of the American Institute of Certified Public Accountants, Association of Certified Fraud Examiners, and Pennsylvania Institute of Certified Public Accountants where he chaired the Financial Institution Committee.  He earned a bachelor’s degree and MBA in accounting from The University of Scranton.

The appointment of the new directors is not subject to any arrangement or understanding between the new directors and any other person.  At this time, committee memberships have not been determined; however, based upon their independence and status as financial experts, the new directors will be considered for membership on the Company’s Audit Committee.  The Company is not aware of any related party transactions as defined in Item 404(a) of Regulation S-K that exist with respect to the new directors.

In addition, the Company’s wholly-owned banking subsidiary, Community Bank, NA, announced that it has appointed five new directors to its Board.  Mark E. Bolus, Neil E. Fesette, Edward S. Mucenski, John Parente and John F. Whipple will join the Bank’s Board effective January 1, 2009.

A press release announcing the appointment of the new directors is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

The following exhibit is filed as a part of this report:
Exhibit No.                                           Description
99.1                          Press Release, dated November 24, 2008, announcing appointment of two new independent directors.

Signatures

Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

Date: November 24, 2008	s/ Mark E. Tryniski
Mark E. Tryniski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 24, 2008, announcing appointment of two new independent auditors.